UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 4, 2013

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania		19103
(Address of Principal Executive Offices)		(Zip Code)

(215) 231 - 1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under item 2.03 below is incorporated by reference into this item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 4, 2013 (the “Settlement Date”), Radian Group Inc. (the “Company”) issued $195,176,000 aggregate principal amount of its new 9.000% Senior Notes due 2017 (the “New Notes”). The New Notes were issued in exchange for the same principal amount of the Company’s 5.375% Senior Notes due 2015 (the “Old Notes”), and additional aggregate cash consideration of $4,878,925 in respect of $195,157,000 aggregate principal amount of Old Notes tendered before 5:00 p.m., New York City time, on the early participation date of December 14, 2012. Exchanging holders also received a cash payment representing accrued and unpaid interest on their Old Notes.

The exchange offer was effected pursuant to an offer to exchange commenced on December 3, 2012, that expired at 11:59 p.m., New York City time, on December 31, 2012. Participation in the exchange was limited to holders of the Old Notes who certified to the Company in an eligibility letter as to certain matters, including (i) in the United States, their status as “Qualified Institutional Buyers,” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), in a private transaction in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or (ii) outside the United States, that they are persons other than “U.S. persons,” as that term is defined in Rule 902 under the Securities Act, in offshore transactions in compliance with Regulation S under the Securities Act.

The New Notes were issued pursuant to a Senior Indenture, dated as of June 7, 2005, between the Company and U.S. Bank National Association, as successor trustee to Wells Fargo Bank, NA (the “Senior Indenture”), as supplemented by an Officers’ Certificate, dated as of January 4, 2013 (the “Officers’ Certificate”) containing the terms of the New Notes. The Senior Indenture, together with the Officers’ Certificate, sets forth the terms of the New Notes and the obligations of the Company thereunder. Following is a brief description of the material terms of the New Notes, the Senior Indenture and the Officers’ Certificate, which summary is qualified in its entirety by reference to the Officers’ Certificate (which includes the form of the New Notes) and the Senior Indenture, which are exhibits hereto.

The New Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the New Notes. The New Notes rank equally in right of payment with all of the Company’s existing and future liabilities that are not so subordinated. The New Notes will mature on June 15, 2017. Interest on the New Notes will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2013. The Company may redeem the New Notes, in whole or in part, at its option at any time or from time to time, at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the New Notes to be redeemed and (ii) the present value of the New Notes discounted at the Treasury rate plus 50 basis points.

The New Notes contain covenants that impose conditions on the Company’s ability to create liens on any capital stock of its Designated Subsidiaries (as defined below) or engage in sales of the capital stock of its Designated Subsidiaries. “Designated Subsidiary” means any present or future consolidated subsidiary, the consolidated stockholders’ equity of which constitutes at least 15% of the Company’s consolidated stockholders’ equity. The New Notes are subject to customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants and certain events of bankruptcy and insolvency. Generally, if an event of default occurs and is continuing, the trustee or holders of at least 25% in principal amount of the then outstanding New Notes may declare the principal of, premium, if any, and accrued and unpaid interest on all the New Notes to be due and payable immediately.

The offer and sale of the New Notes have not been registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. As of January 4, 2013, in connection with the Company’s issuance of the New Notes, the Company and Morgan Stanley & Co. LLC, as dealer manager, entered into a registration rights agreement (the “Registration

Rights Agreement”) pursuant to which the Company agreed to use its commercially reasonable efforts to (i) file with the Securities and Exchange Commission, no later than April 4, 2013, which is 90 days after the Settlement Date, an exchange offer registration statement for the purpose of exchanging the New Notes for notes with substantially identical terms that may be freely traded and (ii) to cause such exchange offer registration statement to be declared effective by the Securities and Exchange Commission as soon as reasonably practicable after the filing thereof. In addition, under certain circumstances, the Registration Rights Agreement requires the Company to file a shelf registration statement that would permit some or all the New Notes to be offered to the public. The foregoing brief description of the material terms of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement which is an exhibit hereto.

This disclosure does not constitute an offer to purchase, the solicitation of an offer to purchase, or a solicitation of tenders. This disclosure is subject in all respects to the terms and conditions set forth in the Offer to Exchange Memorandum, dated December 3, 2012, and in the related Letter of Transmittal (the “Offering Documents”). The exchange offer was not made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The exchange offer was made solely pursuant to the Offering Documents, which more fully set forth and govern the terms and conditions of the exchange offer.

Item 9.01.	Financial Statements and Exhibits.

This Current Report is being filed in connection with the offer and sale of the New Notes and to file with the Securities and Exchange Commission the documents and instruments attached hereto as exhibits.

(d) Exhibits

4.1	Senior Indenture, dated as of June 7, 2005, between the Company and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (file no. 1-11356) dated June 2, 2005 and filed on June 7, 2005)

4.2	Officers’ Certificate, dated as of January 4, 2013, including the terms of the Company’s 9.000% Senior Notes due 2017, as Attachment A, and including the form of the New Notes as Exhibit A-1 to Attachment A

4.3	Registration Rights Agreement, dated as of January 4, 2013, between the Company and Morgan Stanley & Co. LLC

4.4	Form of 9.000% Senior Notes due 2017 (included within Exhibit 4.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: January 7, 2013	By:	/s/ C. Robert Quint
C. Robert Quint
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Senior Indenture, dated as of June 7, 2005, between the Company and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (file no. 1-11356) dated June 2, 2005 and filed on June 7, 2005)

4.2	Officers’ Certificate, dated as of January 4, 2013, including the terms of the Company’s 9.000% Senior Notes due 2017, as Attachment A, and including the form of the New Notes as Exhibit A-1 to Attachment A

4.3	Registration Rights Agreement, dated as of January 4, 2013, between the Company and Morgan Stanley & Co. LLC

4.4	Form of 9.000% Senior Notes due 2017 (included within Exhibit 4.2)